EXHIBIT 12
                                  ASHLAND INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                  (In millions)
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

                                                                                                              Three months ended
                                                                  Years ended September 30                        December 31
                                                  ---------------------------------------------------------  ----------------------
                                                       1999       2000        2001        2002        2003        2002        2003
                                                  ----------  ---------   ---------   ---------  ----------  ----------  ----------
EARNINGS
--------
Income (loss) from continuing operations          $     283   $    272    $    390    $    115   $      94   $      (1)  $      39
Income taxes                                            188        179         266          68          44           1          23
Interest expense                                        141        189         160         133         121          31          28
Interest portion of rental expense                       34         39          40          35          33           8           8
Amortization of deferred debt expense                     1          2           2           2           2           1           1
Distributions in excess of (less than) earnings
    of unconsolidated affiliates                        (11)      (113)        (91)         20         (98)         47         110
                                                  ----------  ---------   ---------   ---------  ----------  ----------  ----------
                                                  $     636   $    568    $    767    $    373   $     196   $      87   $     209
                                                  ==========  =========   =========   =========  ==========  ==========  ==========

FIXED CHARGES
-------------
Interest expense                                  $     141   $    189    $    160    $    133   $     121   $      31   $      28
Interest portion of rental expense                       34         39          40          35          33           8           8
Amortization of deferred debt expense                     1          2           2           2           2           1           1
                                                  ----------  ---------   ---------   ---------  ----------  ----------  ----------
                                                  $     176   $    230    $    202    $    170   $     156   $      40   $      37
                                                  ==========  =========   =========   =========  ==========  ==========  ==========

RATIO OF EARNINGS TO FIXED CHARGES                     3.61       2.47        3.80        2.19        1.26        2.18        5.65

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